UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 20, 2015

Date of Report (Date of earliest event reported)

Vapor Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-51159	98-0427526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3901 SW 47TH AVENUE Suite 415 Davie, Florida	33314
(Address of principal executive offices)	(Zip Code)

(954) 792-8450

Registrant’s telephone number, including area code

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01 - Changes in Registrant’s Certifying Accountant

(a) On May 4, 2015, Terry Johnson, CPA (“Johnson”) resigned as the independent registered public accounting firm of Vapor Group Inc., a Florida corporation (the "Company" or the “Registrant”). The resignation was accepted by the Board of Directors of the Company (the “Board”). In the letter, Johnson gave no reason for his resignation.

Other than an explanatory paragraph included in Johnson’s audit report for the Company's fiscal year ended December 31, 2014, 2013 and 2012 relating to the uncertainty of the Company's ability to continue as a going concern, the audit report of Johnson on the Company's financial statements for the last three fiscal years ended December 31, 2014, 2013 and 2012, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's 2014, 2013 and 2012 fiscal years and through the date of this on Current Report on Form 8-K, (1) there were no disagreements with Johnson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Johnson, would have caused Johnson to make reference to the subject matter of the disagreements in connection with their report, and (2) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Johnson with a copy of the foregoing statements and requested that Johnson provide it with a letter addressed to the Securities and Exchange Commission stating whether he agrees with the foregoing statements. On May 15, 2015, we received said letter from Terry Johnson, which is filed as an Exhibit to this Current Report on Form 8-K.

(b) On May 5, 2015, the Company engaged D. Brooks and Associates, CPAs, P.A., (“D. Brooks and Associates”) as the Company's independent accountant to audit the Company’s financial statements and to perform reviews of interim financial statements. During the fiscal years ended December 31, 2012, December 31, 2013 and December 31, 2014 through May 5, 2015 neither the Company nor anyone acting on its behalf consulted with D. Brooks and Associates, CPAs, P.A. regarding (i) either the application of any accounting principles to a specific completed or contemplated transaction of the Company, or the type of audit opinion that might be rendered by D. Brooks and Associates, CPAs, P.A., on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement with Johnson or a reportable event with respect to Johnson.

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Item 4.02 - Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In connection with D. Brooks and Associates review of the draft Quarterly Report to be filed for the period ending March 31, 2015 (the “Quarterly Report”), it was determined by mutual agreement of the Company and D. Brooks and Associates that certain embedded conversion options (the “Embedded Conversion Options”) of certain convertible promissory notes issued by the Company and listed on the Balance Sheet under “Current Liabilities” on the Financial Statements of the Annual Report on Form 10-K for the year ended December 31, 2014 and filed with the SEC on March 31, 2015 (the “Annual Report”), (which would be included as adjusted for their values as of March 31, 2015 for inclusion in the Quarterly Report), represent a material change to the statement of “Total Liabilities” on the Balance Sheet which impact had not been previously calculated by the Company nor stated in the Annual Report. Moreover, the accounting for the Embedded Conversion Options requires supplemental explanation in the Annual Report’s “Notes to the Financial Statements” and possible other adjustments to other entries in the Financial Statements related to the Embedded Conversion Options. As a result, the Company has agreed to restate its Financial Statements and subsequently amend the Annual Report to include the aforementioned changes as promptly as feasible (the “Amended Filing”), which Amended Filing shall include amended and newly audited Financial Statements for the period ending December 31, 2014.

As a consequence of the need for the Amended Filing, the Company shall delay the filing of its Form 10Q for the quarter ended March 31, 2015 until after the filing of the Amended Filing, since the Form 10 Q for the quarter ended March 31, 2015 must reconcile any and all Annual Report changes with the Financial Statements for the period then ended.

SECTION 8 – OTHER EVENTS

None.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits:

Ex. No.	Date	Document

4.01	May 15, 2015	Vapor Group Auditor SEC Letter (T Johnson)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vapor Group, Inc.

Date: May 20, 2015	By:	/s/ Dror Svorai
	Name:	Dror Svorai
	Title:	Chief Executive Officer

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